Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-235748 of Ingersoll Rand Inc. (formerly Gardner Denver Holdings, Inc.) (the “Company”) on Form S-4 of our report dated February 26, 2020 relating to the financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 17, 2020